UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2025

Roman DBDR Acquisition Corp. II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42435	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9858 Clint Moore Road, Suite 205
Boca Raton, FL 33496

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 618-2524

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	DRDBU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	DRDB	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	DRDBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 30, 2025, John C. Small resigned as Chief Financial Officer (“CFO”) of Roman DBDR Acquisition Corp. II (the “Company”), effective immediately. On October 1, 2025, the Company’s Board of Directors (the “Board”) appointed John J. Birmingham as the Company’s new CFO. Mr. Birmingham will also serve as the Company’s principal accounting officer and principal financial officer.

Prior to joining the Company, Mr. Birmingham, 52, served as Vice President, Internal Audit at Carrier Corporation, an energy solutions company, from July 2021 through March 2025. Prior to that, Mr. Birmingham served as Vice President, Chief Compliance Officer and Vice President, Internal Audit at Roper Technologies, a diversified technology company, from 2007 through July 2021. Mr. Birmingham also worked as a director at Protiviti Inc., a global consulting firm, from 2002 through 2007 and as a manager at Arthur Andersen from 1994 through 2002. Mr. Birmingham is a certified public accountant and earned his B.S.B.A. with Concentration in Accounting from the University of Richmond.

In connection with Mr. Birmingham’s appointment, the Company and Mr. Birmingham entered into an offer letter, dated October 1, 2025 (the “Offer Letter”) pursuant to which Mr. Birmingham will receive a one-time initial cash payment in the amount of $25,000 and a subsequent cash payment of $50,000 relating to the Company’s Securities and Exchange Commission reporting obligations as more specifically described in the Offer Letter, and such additional amounts as may be agreed upon by the parties. The foregoing description of the Offer Letter is a summary only and does not purport to be complete, and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

There are no family relationships between Mr. Birmingham and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Birmingham that are reportable pursuant to Item 404(a) of Regulation S-K. Except as described above, there are no arrangements or understandings between Mr. Birmingham and any other persons pursuant to which he was appointed as CFO. The Company will enter into an indemnification agreement with Mr. Birmingham, which will be in substantially the same form as that entered into with the other executive officers of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Offer Letter, dated October 1, 2025, between the Company and John J. Birmingham.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROMAN DBDR ACQUISITION CORP. II

Date: October 3, 2025	By:	/s/ Dixon Doll, Jr.
Name: Dixon Doll, Jr.
Title: Chief Executive Officer